UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2023

Edesa Biotech, Inc.
(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	001-37619	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Spy Court Markham, Ontario, Canada L3R 5H6
(Address of Principal Executive Offices)

 (289) 800-9600

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares	EDSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Stock Option and Incentive Plan

On May 23, 2023, Edesa Biotech, Inc. (“Edesa”, the “Company”) held its 2023 annual general meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved an amendment to the Company’s 2019 Equity Incentive Compensation Plan (the “2019 Plan”) to increase the number of shares available for issuance under the 2019 Plan by 1,380,000 shares. The amendment to the Plan became effective following its approval by the Company’s shareholders.

Under the 2019 Plan, the Company is authorized to grant options, restricted shares and restricted share units (RSUs) to any of its officers, directors, employees, and consultants and those of its subsidiaries and other designated affiliates. The 2019 Plan was originally adopted in October 2019. The Plan is administered by the Compensation Committee of the Company’s Board of Directors, subject to certain exceptions described in the 2019 Plan.

Planned Retirement of Company’s Chief Financial Officer

On May 23, 2023, Kathi Niffenegger, the Chief Financial Officer of the Company, notified the Company of her intention to retire from her position and responsibilities as Chief Financial Officer effective July 15, 2023. Ms. Niffenegger will continue to be employed by the Company as an advisor and remain on the board of directors of the Company’s wholly owned U.S. subsidiary. Ms. Niffenegger’s decision to retire did not result from a disagreement with the Company or any of its officers or other directors on any matter relating to the operations, policies or practices of the Company. The Company has succession plans in place for the role of Chief Financial Officer, and anticipates naming a successor to fill Ms. Niffenegger’s executive position prior to July 15, 2023.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, 10,754,562 common shares, or approximately 53.61% of the outstanding common shares entitled to vote, were represented by proxy or in person. The matters voted on by shareholders at the Annual Meeting and the results of such voting are set forth below.

Proposal No. 1 – Election of the Company’s Directors

Based upon the following votes, the shareholders elected Joan Chypyha, Sean MacDonald, Patrick Marshall, Pardeep Nijhawan, Frank Oakes, Charles V. Olson and Carlo Sistilli to serve as members of the Company’s board of directors until the annual general meeting of shareholders to be held in 2024 or until their successors are duly elected and qualified.

	For	Withhold	Broker Non-Votes
Joan Chypyha	7,116,425	304,128	3,334,009
Sean MacDonald	7,260,834	159,719	3,334,009
Patrick Marshall	7,116,744	303,809	3,334,009
Pardeep Nijhawan, MD	7,058,239	362,314	3,334,009
Frank Oakes	7,064,233	356,320	3,334,009
Charles Olson, D.Sc.	7,116,984	303,569	3,334,009
Carlo Sistilli, CPA, CMA	7,116,801	253,752	3,334,009

Proposal No. 2 - Advisory Vote on Executive Compensation

The shareholders approved, on an advisory basis, the executive compensation of the named executive officers as disclosed in the Proxy Statement, by the following vote.

For	Against	Abstain	Broker Non-Votes
6,549,767	550,638	320,148	3,334,009

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Proposal No. 3 - Amendment to 2019 Equity Incentive Compensation Plan

The shareholders approved the amendment to the Company’s 2019 Equity Incentive Compensation Plan (the “2019 Plan”) to increase the number of shares available for issuance under the 2019 Plan by 1,380,000 shares as disclosed in the Proxy Statement, by the following vote.

For	Against	Abstain	Broker Non-Votes
6,490,800	530,086	399,667	3,334,009

Proposal No. 4 - Appointment of MNP LLP as the Company’s Auditors and Independent Registered Public Accounting Firm for the Ensuing Year

Based upon the following votes, the shareholders approved the appointment of MNP LLP as the Company’s independent registered public accounting firm until the close of the 2024 annual meeting of shareholders or until a successor is appointed.

For	Withhold
10,225,858	528,704

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Amendment No. 2 to Edesa Biotech, Inc. 2019 Equity Incentive Compensation Plan.

* Management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edesa Biotech, Inc.

Date: May 24, 2023	By:	/s/ Kathi Niffenegger
	Name:	Kathi Niffenegger
	Title:	Chief Financial Officer

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